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                                                                    EXHIBIT 12.1
              Ratio of Fixed Charges and Preferred Stock Dividends

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

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

                                            Year to
                                             Date                   Year Ended December 31,
                                          ---------     --------------------------------------------------
                                            9/30/97     1996       1995       1994       1993       1992
                                          ---------   --------  ---------   -------   ---------  ---------
EARNINGS
1.   Net income from
     continuing operations                 $  549.6   $1,218.7   $  897.1   $  568.2   $  701.8   $  484.5
2.   Applicable income taxes                  383.8      725.7      523.9      311.5      374.9      245.9
                                          ---------   --------  ---------   --------   --------  ---------
3.   Income before taxes (1 + 2)           $  933.4   $1,944.4   $1,421.0   $  879.7   $1,076.7   $  730.4
                                          =========   ========  =========   ========   ========   ========
4.   Fixed charges:
     a.  Interest expenses
         including
         interest on deposits              $  590.3   $  702.5   $  681.4   $  486.3   $  320.4   $  372.2
     b.  Portion of rents
         representative
         of interest and
         amortization of
         debt expense                          26.0       45.4       46.6       48.7       52.1       52.0
                                          ---------   --------  ---------   --------   --------  ---------
     c.  Fixed charges
         excluding interest
         on deposits (4a +4b)                 616.3      747.9      728.0      535.0      372.5      424.2
     d.  Interest on deposits               1,077.7    1,441.3    1,416.7    1,121.1    1,174.1    1,406.1
                                          ---------   --------  ---------   --------   --------  ---------
     e.  Fixed charges
         including interest
         on deposits (4c + 4d)             $1,694.0   $2,189.2   $2,144.7   $1,656.1   $1,546.6   $1,830.3
                                          =========   ========  =========   ========   ========   ========
     f.  Preferred stock dividends         $    9.2   $   18.4   $   19.7   $   24.8   $   41.4   $   36.9
     g.  Effective tax rate (2/3)             41.12%     37.32%     36.87%     35.41%     34.82%     33.67%
     h.  Preferred dividend
         factor on
         pretax basis (4f/100% - 4g)       $   15.6   $   29.4   $   31.2   $   38.4   $   63.5   $   55.6
5.   Amortization of
     interest capitalized                  $     --   $     --   $     --   $     .1   $     .1   $     .8
6.   Earnings excluding
     interest on
     deposits (3 + 4c +5)                   1,549.7    2,692.3    2,149.0    1,414.8    1,449.3    1,155.4
7.   Earnings including
     interest on
     deposits (3 + 4e +5)                   2,627.4    4,133.6    3,565.7    2,535.9    2,623.4    2,561.5
8.   Fixed charges
     excluding interest on
     deposits (4c)                            616.3      747.9      728.0      535.0      372.5      424.2
9.   Fixed charges
     including interest on
     deposits (4e)                          1,694.0    2,189.2    2,144.7    1,656.1    1,546.6    1,830.3
10.  Fixed charges and
     preferred
     dividends excluding
     interest on
     deposits (4c +4h)                        631.9      777.3      759.2      573.4      436.0      479.8
11.  Fixed charges and
     preferred
     dividends excluding
     interest on
     deposits (4e +4h)                      1,709.6    2,218.6    2,175.9    1,694.5    1,610.1    1,885.9
RATIO OF EARNINGS TO FIXED CHARGES
12.  Excluding interest
     on deposits
     (line 6 / line 8)                         2.51       3.60       2.95       2.64       3.89       2.72
13.  Including interest
     on deposits
     (line 7 / line 9)                         1.55       1.89       1.66       1.53       1.70       1.40
RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
14.  Excluding interest
     on deposits
     (line 6 / line 10)                        2.45       3.46       2.83       2.47       3.32       2.41
15.  Including interest
     on deposits
     (line 7 / line 11)                        1.54       1.86       1.64       1.50       1.63       1.36
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